Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Christopher Lindop	Chief Financial Officer

INVERNESS MEDICAL INNOVATIONS ANNOUNCES
THIRD QUARTER 2005 RESULTS

WALTHAM, MA…November 2, 2005…Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter and the nine months ended September 30, 2005.

For the third quarter of 2005, Inverness Medical Innovations reported adjusted cash basis net loss of $2.9 million, or $0.11 per diluted share compared to adjusted cash basis net income of $1.3 million, or $0.06 per share, in the third quarter of 2004.  The net loss available to common stockholders prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $6.6 million, or $0.25 per common share, in the third quarter of 2005 compared to a net loss available to common stockholders of $2.9 million, or $0.14 per common share, for the third quarter of 2004.

The Company’s GAAP results for the third quarter of 2005 include amortization of $3.2 million, a $0.7 million charge associated with our previously announced decision to close one of our manufacturing facilities and a $0.1 million write off of deferred debt origination costs, and its GAAP results for the third quarter of 2004 include amortization of $2.7 million and a charge of $1.7 million in the third quarter of 2004 related to a work force reduction at one of our manufacturing facilities.  These amounts, net of tax, have been excluded from the adjusted cash basis net loss or income per common share for the respective quarters.

In the third quarter of 2005, the Company recorded net revenues of $106.3 million compared to net revenues of $96.7 million in the third quarter of 2004. The revenue increase was due to increased sales in our Professional Diagnostic segment contributed by Binax, Inc., which we acquired on March 31, 2005 and the Determine business, acquired on June 30, 2005, as well as an increase in royalty revenues principally relating to the impact of the ongoing royalty earned during the quarter from our settlement with Quidel.

For the nine months ended September 30, 2005, the Company reported an adjusted cash basis net income of $2.4 million, or $0.10 per diluted share, compared to adjusted cash basis net loss of $0.3 million, or $0.01 per share, in the nine months ended September 30, 2004.  The net loss available to common stockholders prepared in accordance with GAAP was $11.9 million, or $0.51 per common share, for the nine months ended September 30, 2005 compared to a net loss available to common stockholders of $13.7 million, or $0.69 per common share, in the nine months ended September 30, 2004.

The Company’s GAAP results for the first nine months of 2005 include amortization of $8.9 million, a $4.2 million charge associated with our previously announced decision to close one of our manufacturing facilities, a $1.6 million non-recurring charge for a product recall and a $0.1 million write off of deferred debt origination costs, compared to amortization of $7.7 million, a charge of $1.7 million included in cost of sales in the third quarter of 2004 related to a work force reduction at one of our manufacturing facilities, a $3.8 million write off of deferred debt origination costs and non-cash discounts and redemption interest related to redeemable convertible preferred stock of $749,000 in the first nine months of 2004.  These amounts have been excluded from the adjusted cash basis net loss or income per common share for the respective periods.

Net revenues for the nine months ended September 30, 2005 were $300.5 million compared to net revenues of $276.9 million for nine months ended September 30, 2004.

A detailed reconciliation of the Company’s adjusted cash basis net income or loss, which is a non-GAAP financial measure, to net income or loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, November 2, 2005, to discuss these results as well as other corporate matters.  During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-935-2401 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com.  It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=6086&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=6088&folder=webstream using Windows Media.  A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 6229724.  That replay will be available until 12:00 midnight (Eastern Time) on November 5, 2005.  An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 12 months.  Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology.  The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio.  The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended September 30, 2005						Three Months Ended September 30, 2004
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash		GAAP	Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		Restated	Adjustments		Basis (a)

Net revenues	$106,294		$—		$106,294		$96,677	$—		$96,677
Cost of sales	66,659		(2,571	)(b)(c)	64,088		58,961	(3,069	)(b)(c)	55,892
Gross profit	39,635		2,571		42,206		37,716	3,069		40,785
Gross margin	37%				40%		39%			42%

Operating expenses:
Research and development	7,996		(477	)(b)(c)	7,519		7,850	(238	)(c)	7,612
Selling, general and administrative	32,061		(800	)(b)(c)	31,261		27,877	(1,131	)(c)	26,746
Total operating expenses	40,057		(1,277)		38,780		35,727	(1,369)		34,358
Operating income	(422)		3,848		3,426		1,989	4,438		6,427
Interest and other income (expense), net	(5,162)		100	(d)	(5,062)		(3,667)	—		(3,667)
Income tax provision	988		296	(e)	1,284		1,202	294	(e)	1,496
Net (loss) income	$(6,572)		$3,652		$(2,920)		$(2,880)	$4,144		$1,264

Non-cash amortization of discounts and dividends on preferred stock	—				—		—	—		—
Net (loss) income available to common stockholders - basic and diluted	$(6,572)				$(2,920)		$(2,880)			$1,264

Net (loss) income per common share:
Basic	$(0.25)				$(0.11)		$(0.14)			$0.06
Diluted	$(0.25	)(f)			$(0.11	)(f)	$(0.14)			$0.06	(g)

Weighted average shares - basic	25,951				25,951		20,296			20,296
Weighted average shares - diluted	25,951	(f)			25,951	(f)	20,296 (f)	578	(g)	20,874	(g)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business.  In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant.  Due to the frequency of their occurence in its business, the Company does not adjust net income for the costs associated with litigation including payments made or received through settlements.  Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner.  It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Restructuring charge of $0.7 million associated with the decision to close a manufacturing facility in the second quarter of 2005 , including $0.6 million charged to cost of sales and $0.1 million charged to selling, general and administrative expense in the third quarter of 2005 GAAP results and a charge of $1.7 million included in cost of sales in the third quarter of 2004 related to a work force reduction at one of our manufacturing facilities, which constitute charges having a significant negative impact on results yet not occuring on a consistent or regular basis in our business.

(c) Amortization expense of $3.2 million and $2.7 million in the third quarter of 2005 and 2004 GAAP results, respectively, including $2.0 million and $1.3 million charged to cost of sales, $0.5 million and $0.2 million charged to research and development and $0.7 million and $1.2 million charged to selling, general and administrative expense in the respective quarters.

(d) Write off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(e) Tax effect on adjustments as discussed above in notes (b), (c) and (d).

(f) For the three months ended September 30, 2005 and 2004, potential diluted shares were not used in the calculation of diluted loss per share under GAAP because inclusion thereof would be antidilutive.

(g) Included in the weighted average dilutive common shares for the calculation of net income or loss per common share for the three months ended September 30, 2004 are dilutive shares consisting of 578,000 common stock equivalent shares from the potential exercise of stock options and warrants.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Nine Months Ended September 30, 2005					Nine Months Ended September 30, 2004
	GAAP	Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)		GAAP		Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)

Net revenues	$300,485	$300	(b)	$300,785		$276,928		$—		$276,928
Cost of sales	193,948	(10,175	)(b)(c)(d)	183,773		166,687		(5,850	)(c)(d)	160,837
Gross profit	106,537	10,475		117,012		110,241		5,850		116,091
Gross margin	35%			39%		40%				42%

Operating expenses:
Research and development	20,588	(1,952	)(c)(d)	18,636		23,265		(489	)(d)	22,776
Selling, general and administrative	97,114	(2,256	)(c)(d)	94,858		81,346		(3,064	)(d)	78,282
Total operating expenses	117,702	(4,208)		113,494		104,611		(3,553)		101,058
Operating income	(11,165)	14,683		3,518		5,630		9,403		15,033
Interest and other income (expense), net	4,649	100	(e)	4,749		(15,502)		3,788	(e)	(11,714)
Income tax provision	5,355	538	(f)	5,893		3,124		461	(f)	3,585
Net (loss) income	$(11,871)	$14,245		$2,374			$(12,996)	$12,730		$(266)

Non-cash amortization of discounts and dividends on preferred stock	—			—		(749)		749	(h)	—	(h)
Net (loss) income available to common stockholders - basic and diluted	$(11,871)			$2,374			$(13,745)			$(266)

Net (loss) income per common share:
Basic	$(0.51)			$0.10			$(0.69)			$(0.01)
Diluted	$(0.51)			$0.10	(i)	$(0.69	)(g)			$(0.01	)(g)

Weighted average shares - basic	23,358			23,358		19,813				19,813
Weighted average shares - diluted	23,358	1,408	(i)	24,766	(i)	19,813	(g)			19,813	(g)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business.  In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant.  Due to the frequency of their occurence in its business, the Company does not adjust net income for the costs associated with litigation including payments made or received through settlements.  Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner.  It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Product recall charge of $1.6 million in 2005, including $1.3 million charged to cost of sales in the 2005 GAAP results, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(c) Restructuring charge of $4.2 million associated with the decision to close a manufacturing facility in 2005 , including $3.5 million charged to cost of sales, $0.4 million charge to research and development and $0.3 million charged to  selling, general and administrative expense in the second quarter of 2005 GAAP results and a charge of $1.7 million included in cost of sales in the second quarter of 2004 related to a work force reduction at one of our manufacturing facitilites, which constitute charges having a significant negative impact on results yet not occuring on a consistent or regular basis in our business.

(d) Amortization expense of $8.9 million and $7.7 million in the 2005 and 2004 GAAP results, respectively, including $5.4 million and $4.1 million charged to cost of sales, $1.6 million and $0.5 million charged to research and development and $1.9 million and $3.1 million charged to selling, general and administrative expense in the respective periods.

(e) Write off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on results yet does not occur on a consistent or regular basis in our business.

(f) Tax effect on adjustments as discussed above in notes (b), (c), (d) and (e).

(g) For 2004, potential diluted shares were not used in the calculation of diluted loss per share under GAAP because inclusion thereof would be antidilutive.

(h) In addition to the non-cash and non-recurring and other charges or income listed above, the diluted net income or loss per common share on an adjusted cash basis excludes amortization of non-cash discounts and redemption interest on preferred stock which are included in net income or loss per common share calculated in accordance with GAAP.  There were no charges for non-cash discounts and redemption interest on preferred stock during the three months ended March 31, 2005.  The charges for non-cash discounts and redemption interest on preferred stock that are excluded above totaled $749,000, or $0.04 per dilutive common share, for the three months ended March 31, 2004.  Because all issued preferred stock have been converted into common stock on January 14, 2004, such shares have been included in basic and diluted weighted average share calculations subsequent to that date.  There will be no amortization of non-cash discounts and redemption interest in future periods, that would reduce net income or increase net loss available to common stockholders.

(i) Included in the weighted average dilutive common shares for the calculation of net income or loss per common share for 2005 are dilutive shares consisting of 1,322,000 common stock equivalent shares from the potential exercise of stock options and warrants and 76,000 shares shares held in escrow.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	September 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$29,973	$16,756
Accounts receivable, net	72,885	61,347
Inventories	72,967	61,234
Prepaid expenses and other current assets	16,715	12,420
Total current assets	192,540	151,757

PROPERTY, PLANT AND EQUIPMENT, NET	71,722	66,780
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	511,155	339,704
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	27,203	10,028
Total assets	$802,620	$568,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$2,934	$555
Other current liabilities	117,486	88,587
Total current liabilities	120,420	89,142

LONG-TERM LIABILITIES:
Notes payable, net of current portion	244,663	190,669
Other long-term liabilities	32,358	17,042
Total long-term liabilities	277,021	207,711

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	—
TOTAL STOCKHOLDERS’ EQUITY	405,179	271,416
Total liabilities and stockholders’ equity	$802,620	$568,269